Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY


Name                                  State or jurisdiction of incorporation
----                                  --------------------------------------
VLT Corporation                              Texas, USA
Vicor GmbH                                   Germany
Vicor International Inc.                     U.S. Virgin Islands
VICR Securities Corporation                  Massachusetts, USA
Vicor France SARL                            France
Vicor Italy SRL                              Italy
Vicor Hong Kong Ltd.                         Hong Kong
Vicor U.K. Ltd.                              United Kingdom
Vicor B.V                                    Netherlands
Vicor Japan Company Ltd.                     Japan
Vicor Development Corporation                Delaware, USA
       Aegis Power Systems, Inc.             Delaware, USA
       Mission Power Solutions, Inc.         Delaware, USA
       Northwest Power Integrations, Inc.    Delaware, USA
       Converpower Corporation               Delaware, USA
       Freedom Power Systems, Inc.           Delaware, USA